EXHIBIT 23.3
                                                                   ------------


                           SPROULE ASSOCIATES LIMITED

                                                 December 7, 2006

Enerplus Resources Fund

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         We hereby consent to the incorporation by reference, in this Registration Statement of Enerplus Resources Fund (the "Registrant") on Form S-8 (the "Registration Statement"), of the Annual Report of the Registrant on Form 40-F, dated March 7, 2006, for the year ended December 31, 2005, which document makes reference to our firm and our report entitled "Evaluation of the P&NG Reserves of Enerplus Resources Fund (As of December 31, 2005)", dated February 28, 2006, evaluating the Registrant's oil, natural gas and natural gas liquids interests effective December 31, 2005.


                                         Sincerely,


                                         /s/ R. Keith MacLeod
                                         ---------------------------------
                                         Name:   R. Keith MacLeod, P.Eng.
                                         Title:  Executive Vice-President


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